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                                                                    EXHIBIT 23.4


               CONSENT OF ARTHUR ANDERSEN, INDEPENDENT ACCOUNTANTS


As independent public accountants we hereby consent to the incorporation by reference in the Registration Statement Form (S-8) dated 2 August 2000 pertaining to the 1995 Stock Option Plan and the 1995 Employee Stock Purchase Plan, of our report dated April 6, 2000 with respect to the financial statements of SDL Queensgate Limited included in the Current Report (Form 8-K/A) of SDL, Inc. filed May 22, 2000.

/s/ ARTHUR ANDERSEN
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Chartered Accountants
Reading, England
2 August, 2000